Exhibit 5.4

FENNEMORE CRAIG, P.C.

2394 East Camelback Road, Suite 600

Phoenix, Arizona 85016-3429

(602) 916-5000

Law Offices
Denver	(303) 291-3200
Las Vegas	(702) 692-8000
Nogales	(520) 281-3480
Phoenix	(602) 916-5000
Reno	(775) 786-5000
Tucson	(520) 879-6800

May 16, 2013

Calumet Specialty Products Partners, L.P.

2780 Waterfront Parkway East Drive

Suite 200

Indianapolis, Indiana 46214

Ladies and Gentlemen:

We have acted as Arizona counsel to S&S International Mining Enterprises, Inc., an Arizona corporation and indirect wholly owned subsidiary of the Partnership (the “Arizona Company”), Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership”), and Calumet Finance Corp., a Delaware corporation and wholly owned subsidiary of the Partnership (“Calumet Finance”, and collectively with the Partnership, the “Issuers”) with respect to the filing of the Registration Statement on Form S-3 (the “Registration Statement”) on the date hereof by the Issuers, the Arizona Company and certain other subsidiary guarantors (the “Other Guarantors”) with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act by the Partnership of:

(i)	up to $300,000,000 maximum aggregate offering price of (a) common units representing limited partner interests in the Partnership (the “Common Units”) and/or (b) debt securities, which may be co-issued by Calumet Finance, in one or more series consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and

(ii)	guarantees of payments on the Debt Securities by the Other Guarantors and the Arizona Company (the “Guarantees”).

The Common Units, Debt Securities and Guarantees are collective referred to herein as the “Securities”. This opinion is an exhibit to the prospectus contained in the Registration Statement (the “Prospectus”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the Prospectus, (ii) the form of Senior Indenture relating

FENNEMORE CRAIG, P.C.

Calumet Specialty Products Partners, L.P.

May 16, 2013

to the Debt Securities (the “Senior Indenture”) and filed as an exhibit to the Registration Statement; (iii) the form of Subordinated Indenture relating to the Debt Securities (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) and filed as an exhibit to the Registration Statement; (iv) a certified copy of the Articles of Incorporation of the Arizona Company, as amended, and as certified by the Arizona Corporation Commission (the “ACC”) on May 7, 2012 and by the Vice-President of the Company on May 15, 2013, (v) the Bylaws of the Arizona Company, as certified by the Vice-President of the Arizona Company on May 15, 2013, (vi) written consent resolution of the Sole Director of the Arizona Company, dated as of May 15, 2013, (vii) a Good Standing Certificate relating to the Arizona Company issued by the ACC and dated April 4, 2013 and further confirmed by the ACC on May 15, 2013, and (viii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion expressed below.

Based on the foregoing, we are of the opinion that the Arizona Company is a corporation validly existing and in good standing under the laws of the State of Arizona and has all requisite corporate power necessary to execute, deliver and perform its obligations under the Indentures, including the Guarantees.

The foregoing opinion is limited in all respects to the federal laws of the United States of America and the laws of the State of Arizona, including the applicable statutory provisions to these laws, the rules and regulations underlying such provisions and the applicable judicial and regulatory determinations interpreting these laws. We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. We exclude from the laws of the State of Arizona any municipal or local ordinances and regulations.

We hereby consent to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion letter as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Vinson & Elkins L.L.P. is authorized to rely upon this opinion letter in connection with the Registration Statement as if such opinion letter were addressed and delivered to them on the date hereof.

Very truly yours,

/s/ FENNEMORE CRAIG, P.C.

SAS/CWR